Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President & Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE
NEWPARK RESOURCES RECEIVES NYSE CONTINUED LISTING STANDARD NOTICE
THE WOODLANDS, TX – November 5, 2020 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) announced today that it received formal notice on November 4, 2020 from the New York Stock Exchange (“NYSE”) of non-compliance with NYSE continued listing standards. Newpark received the notice because the average closing price of its shares fell below the minimum of $1.00 per share during a consecutive 30 trading-day period. The Company is in compliance with all other NYSE continued listing standards.
Newpark intends to cure the deficiency and regain compliance with NYSE’s listing standard. In general, the NYSE rules provide a period of six months from the date of the formal NYSE notice to regain compliance with the minimum share price criteria. Compliance with the NYSE listing standard can be attained at any time during the six-month cure period if a company’s shares have a closing price of at least $1.00 per share on the last trading day of any calendar month along with an average closing price of at least $1.00 per share over the 30 trading-day period ending on the last trading day of that month.
Newpark is evaluating all available options to regain compliance with the NYSE’s continued listing standards, which may include transactions that are subject to the approval of Newpark’s shareholders. In such a case, Newpark would have until its next annual meeting of shareholders to obtain shareholder approval for such action, notwithstanding the six-month cure period referenced above. Newpark would be required to implement the action promptly after receiving shareholder approval, and the minimum share price requirement will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the 30 trading days following the implementation of such action.
During the period of non-compliance, subject to Newpark’s continued compliance with other NYSE listing requirements, the Company’s shares will continue to be traded on the NYSE under the symbol “NR” with an added designation of “.BC” (which indicates the shares are below compliance). If Newpark is unable to cure the deficiency within the time periods referenced above, the NYSE may initiate procedures to suspend and delist its shares.
The current NYSE notification does not impact Newpark’s ongoing business operations or its U.S. Securities and Exchange Commission reporting requirements, and it does not result in a default under any of its material debt agreements.

Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities, including our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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